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                                                                   EXHIBIT 10(o)

                     ADMINISTRATOR AGREEMENT - CONSUMER PRODUCTS

THIS ADMINISTRATOR AGREEMENT - CONSUMER PRODUCTS (The "Agreement") is made and entered into this 1st day of November 1995 by and between WARRANTECH CONSUMER PRODUCTS SERVICES, INC., 300 Atlantic Street, Stamford, Connecticut 06901 ("Warrantech"), and HOUSTON GENERAL INSURANCE COMPANY, 4055 International Plaza, Fort Worth, Texas 76113 ("Houston General").

WHEREAS, Warrantech engages in the business of marketing and administering service and extended service contract Programs which are offered through retailers and manufacturers to purchasers of certain consumer goods; and

WHEREAS, Houston General engages in the business of providing various types of insurance; and

WHEREAS, Houston General has issued a policy of insurance to Warrantech including all other insureds per policy definitions (collectively, called Insureds) for the purpose of insuring contractual liability arising out of the cost of performing the repairs and services required under the Service Plan Certificates to be issued pursuant to the terms of this Agreement; and

WHEREAS, Houston General desires to retain Warrantech to administer, and Warrantech desires to market and administer, such Programs, all subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.  DEFINITIONS

    (a) "Service Plan Certificate" or "Certificate" shall mean Service Plan Certificate, or Service Plan Extension Certificate issued by an
         Insured: (i) while as Service Plan Certificate Contractual Insurance Policy issued by Houston General is in force; (ii) on a form approved in writing by Houston General; (iii) for which the net premium has been paid to Houston General or its authorized insurance agent/broker; and (iv) as described in the business description shown on the declarations page of the Policy in effect with respect to the Program pursuant to which such certificate has been issued.

    (b) "Service Plan Certificate Holder" shall mean any person or other legal entity who acquires the rights to a valid Service Plan Certificate as defined herein.

    (c) "Claim" shall mean a claim made by a Service Plan Certificate Holder in accordance with the terms of a valid Service Plan Certificate.

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    (d)  "Program" shall mean any of the various programs under which
         Warrantech markets and administers Service Plan Certificates and which have been approved by Houston General pursuant to the terms herein.

    (e) "Premium" shall mean all monies payable to Houston General for the procurement and collection of insurance relating to repairs under Certificates covered by the Service Plan Certificate Contractual Insurance Policies issued by Houston General. Premium shall be net of and shall not include fees collected by Warrantech from Dealers under the Programs relating to Warrantech's administrative expenses or to Dealer commissions, if any.

    (f) "Net Premium" shall mean the aggregate amount of the Premium collected by Warrantech from other insureds during any calendar month, less Return Premium.

    (g) "Return Premium" shall mean the aggregate amount of unearned premium attributable to the cancellation of Certificates for which Houston General has previously received payment of Net Premium.

    (h) "Dealers" shall mean retailers and manufacturers who sell and issue Certificates to consumers, and who are insured under the Contractual Liability Policies in force.

2.  POLICIES

    This Agreement is entered into in conjunction with certain policies of insurance issued by Houston General as in effect from time to time (collectively any "Policy") and shall be effective only so long as a Policy is in effect, except as set out below in Paragraph 12(h). To the extent that the terms of this Agreement conflict in any way with any of the terms and conditions of any Policy, the terms and conditions of said Policy shall prevail. Further, any and all obligations of Houston General contained herein are limited by the terms and conditions of such Policy.

3.  ADMINISTRATION

    Houston General and Warrantech hereby agree that Warrantech shall serve as Houston General's administrator for the Programs of Service Plan Certificates for consumer products (collectively, the "Certificates") to be offered pursuant to this Agreement. During the term hereof, Houston General shall not enter into an agreement with another administrator without the prior knowledge of Warrantech. The decision to pursue an arrangement with another administrator, however, shall be left to the sole discretion of Houston General.

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4.  TERM

    The term of this Agreement shall be for five (5) years from the effective date set forth in Paragraph 12(a) below, unless terminated earlier pursuant to the additional provisions herein.

5.  PAYMENTS

    (a) Liability for Payment of Premiums. Warrantech shall pay Houston General, in accordance with Paragraph 5(c) below, all Net Premiums payable as a result of the issuance of Certificates. In the event Houston General is held liable for a Claim relating to a Certificate for which no Net Premium has been paid to Houston General, Warrantech shall promptly reimburse Houston General for the amount of such Claim.

    (b) Claims Reserves. Houston General shall establish, at its sole discretion, actuarially sound reserves to meet its obligations for future losses on Claims submitted to it under the Certificates, including those claims incurred but not reported.

    (c) Accounting and Payment. During the terms of this Agreement and for so long as any Certificates are outstanding: (i) Warrantech should report to Houston General, (or its designated representative) on or about the 25th day after the end of each month the total Certificates sold and canceled that are reported to and paid to Warrantech, along with the respective premiums; (ii) Warrantech should report to Houston General, on or about the 25th day after the end of each month the total Certificates sold and canceled, the Net Premium for which Warrantech has received during the month; and (iii) Warrantech assumes the obligation for any extensions of credit by Warrantech and the overall credit risks of its Dealers and will be fully responsible for the full amount of premium due Houston General on Certificates sold, whether or not Warrantech has collected the premium due from the Dealer. Warrantech will accept business only from Dealers who have agreed in advance, in writing, to submit payment for the dealer cost of certificates sold by them during a monthly period to Warrantech not later than ninety (90) days after the reporting to Warrantech of the
         Certificates sold by them.   In the event that this Agreement is
         terminated then Warrantech, not later than ninety (90) days after the last reporting of Certificates by Warrantech to Houston General, shall remit to Houston General the Net Premiums which have been previously reported to Houston General but not previously paid for by Warrantech. In any event Warrantech will be responsible for and immediately pay any premiums which have been reported but not remitted within the applicable ninety (90) day period.

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6.  PROGRAM ADMINISTRATION

    (a) Authorization of Programs. Only those Certificates and Programs to which Houston General has given prior written authorization shall be marketed and administered by Warrantech under this Agreement. Warrantech shall propose such programs to Houston general and shall provide Houston General with all pertinent information (including, but not limited to the products to be warranted) requested by Houston General or otherwise reasonably necessary for Houston General to analyze such Programs and Houston General shall indicate its approval or disapproval (in its sole discretion) of such proposed Programs in writing within thirty (30) days of its receipt of all such information, required by Houston General. The failure of Houston General to act within such period shall be deemed a rejection of the proposed Program. Programs accepted by Houston General shall become effective upon the receipt by Warrantech of Houston General's written approval of such Program. Any change in authorized Programs must have the prior written consent of Houston General. Houston General shall have right of first refusal or all consumer product Programs administered by Warrantech in the United States that are within the parameters of the Programs currently being written.

    (b) Establishment of Premium Rates. Houston General shall establish in writing the Premium rates for each Program pursuant to the terms of the then effective Policies. Warrantech shall provide Houston General with all information requested by Houston General or otherwise reasonably necessary to establish such Premium rates. Any change in Premium rates must be made in writing by Houston General.

    (c) Review of Certificates. Warrantech shall review all Certificates submitted by Dealers to insure their compliance with all underwriting, pricing, eligibility, and other requirements for each Program.

    (d) Compliance with Law. Warrantech shall maintain operating standards and procedures to assure that the Programs, the Certificates issued in connection with the Programs, and the operations of Warrantech conducted in connection with the marketing and administration of the Programs and Certificates are all in compliance with all applicable state and federal laws and regulations. Warrantech will procure and maintain certificates of authority and all other licenses, permits and authorizations legally required for it to market and administer extended service contract Programs, and otherwise comply with all applicable laws, in those states where the parties have agreed that Programs will be offered under this Agreement.

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    (e)  Data Collection.  Warrantech shall maintain adequate systems for the collection and review of data relating to the operation of each Program and shall make such data available to Houston General as reasonably requested. This information shall include, but not be limited to, results by Certificate type and within Certificate type by plan code, manufacturer and model of covered products, production and loss statistics by Dealer, and such other information as may be reasonably requested by Houston General from time to time.

    (f) Promotional Materials; Advertising. Warrantech shall be responsible for and pay the costs of printing all promotional and administrative materials pertaining to the Programs. Warrantech shall submit all such materials for review and approval by Houston General prior to use, if Houston General is referenced in such material. Houston General's approval of such materials shall not be unreasonably withheld. No party to this Agreement shall publish any advertisement which contains a reference to the other party without prior written approval of the form of such Advertisement by the other party. It is understood however, that such materials may be required to conform with certain regulatory guidelines which neither party can predict at this time.

7.  CLAIMS ADMINISTRATION

    Warrantech shall adjust and pay, within the scope of its authority as expressly set forth in Exhibit A, all valid Claims arising under the Certificates and shall make available to Houston General all records pertaining to the adjustment and payments of such Claims, including without limitation the "Claim Record".

8.  EXAMINATION OF BOOKS AND RECORDS

    Warrantech shall permit Houston General, its auditors and agents, and any authorized representative of any governmental or regulatory authority having jurisdiction to examine the books and records of Warrantech pertaining to this Agreement. Any such examination/audit shall require five (5) business day's advance notice.

9.  DUTIES OF HOUSTON GENERAL

    (a) Regulatory Assistance. Houston General shall use reasonable efforts to make available to Warrantech any and all documents in Houston General's possession and information known to it which may be necessary or helpful to Warrantech in connection with any regulatory filing or form of compliance required of Warrantech to effect the marketing and administration of the Programs.

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    (b)  Certificates of Insurance.  For those Policies issued by Houston
         General, Houston General will provide certificates of insurance when necessary or when required by a regulatory authority. Nothing in this paragraph shall limit Houston General's right to not issue, to non-renew, or to cancel any policy of insurance.

    (c) Licenses and Authorizations. Houston General will procure and maintain certificates of authority and all other licenses, permits and other authorizations legally required for it to issue Policies, and will otherwise comply with all applicable laws in those states where the parties have agreed that Programs will be offered under this Agreement.

    (d) Changes. Houston General will not notify Warrantech, in writing, within ten (10) days if there is a change in (a) ownership of ten percent (10%) or more of the stock of Houston General, its parent or subsidiaries and/or (b) any officer ranked Senior Vice President or above.

10. CONFIDENTIALITY

    (a) Obligations of Houston General. It is recognized that during the terms of this Agreement, Houston General may receive confidential and proprietary information of Warrantech. Houston General agrees that it will use reasonable efforts to keep all "Confidential Information" (as defined below) of Warrantech confidential; provided, however, that:
         (1) any such Confidential Information may be disclosed to such directors, officers, employees, advisors and authorized representatives (collectively, "Representatives") of Houston General as need to know such information for the purpose of Houston General's performance or administration of this Agreement or any Certificate, Program or Policy, (it being understood that such Representatives shall be informed of the confidential nature of such information and shall agree to treat such information confidentially); (ii) any such Confidential Information may be disclosed to the extent Warrantech consents in writing; and (iii) such Confidential Information may be disclosed by Houston General or any of its Representatives to the extent that Houston General or such Representatives is legally compelled to do so, provided that, prior to making such disclosure, Houston General or such Representative, as the case may be, advises and consults with Warrantech regarding such disclosure and provided further that Houston General or such Representative, as the case may be, discloses only that portion of such Confidential Information as is legally required.

    (b) Obligations of Warrantech. It is recognized that during the term of this Agreement, Warrantech may receive confidential and proprietary information of Houston General. Warrantech agrees that it will use reasonable efforts to keep all Confidential Information of Houston General confidential; provided,

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         however, that: (i) any such Confidential Information may be disclosed to such Representatives of Warrantech as need to know such information for the purpose of Warrantech's performance or administration of this Agreement or any Certificate, Program or Policy, (it being understood that such Representatives shall be informed of the confidential nature of such information and shall agree to treat such information confidentially); (ii) any such Confidential Information may be disclosed to the extent Houston General consents in writing; and (iii) such Confidential Information may be disclosed by Warrantech or any of its Representatives to the extent warranted, or to the extent any of its Representatives are legally compelled to do so. Prior to making such disclosure, however, Warrantech or such Representative will advise and consult with Houston General regarding such disclosure. Warrantech or such Representative will disclose only that portion of such Confidential Information as is legally required.

    (c) Confidential Information. As used herein, the term "Confidential Information" of any party shall mean all information obtained from such party other than information that: (i) is or becomes generally available to the public other than as a result of any breach of this agreement; (ii) was previously known to the other party or independently derived or developed by such other party; (iii) is disclosed to the other party on a nonconfidential basis by a third party who has the right to disclose such information; or (iv) is statistical data relating to program underwriting results, such as premium rate amounts and earnings and losses; if required by any regulatory authority.

11. RELATIONSHIP OF HOUSTON GENERAL AND WARRANTECH

    (a) Nature of Relationship. Nothing contained herein shall be construed to create the relationship of employer/employee, partners, joint venture or association between the parties.

    (b) Indemnification of Houston General. Warrantech agrees to indemnify, defend and hold Houston General, its affiliates, directors, officers, agents, representatives, and employees harmless from and against any and all claims, suits, actions, liability, loss expense or damage, (including compensatory and punitive and exemplary damages and attorneys' fees), which Houston General, its affiliates, directors, officers, agents or employees may sustain, due to or arising out of:
         (i) any wrongful or negligent act, error or omission by Warrantech, its affiliates, directors, officers, agents, representatives, or employees) failure to comply with any law or regulation regardless of whether such failure was intentional or unintentional, or resulted from mistake, negligence or lack of knowledge; or (iii) any inaccuracy in or any breach of any representative, warranty, covenant or agreement of Warrantech contained

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         in this Agreement or in any agreement, instrument, document, or certificate delivered in connection herewith. Warrantech shall furnish prompt notice to Houston General of any notice of alleged violation from any regulatory authority and shall promptly take steps to correct any existing violation.

    (c) Indemnification of Warrantech. Houston General agrees to indemnify, defend and hold Warrantech, its affiliates, directors, officers, agents and employees, harmless from and against any and all claims, suits, actions, liability, loss, expense or damage (including compensatory and punitive or exemplary damages and attorneys' fees), which Warrantech, its affiliates, directors, officers, agents or employees may sustain, due to or arising out of: (i) any wrongful or negligent act, error or omission by Houston General, its affiliates, directors, officers, agents, representatives, or employees; (ii) Houston General's (or its affiliates, directors, officers, agents or employees) failure to comply with any law or regulation, regardless of whether such failure was intentional or unintentional, or results from mistakes, negligence or lack of Houston General's knowledge; or (iii) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Houston General contained in this Agreement or in any agreement, instrument, document or certificate delivered in connection herewith. Houston General shall furnish prompt notice to Warrantech of any notice of alleged violation from regulatory authority and to promptly take steps to correct any existing violation.

    (d) Notice. Any party claiming that it is entitled to indemnification hereunder shall notify the other party within thirty (30) days of the assertion of any claim or the discovery of any fact upon which such claiming party intends to base its claim for indemnification hereunder. Such claiming party's failure to so notify the other party shall not, however, relieve the other party from any liability under this Agreement with respect to such claim, except to the extent such other party is actually prejudiced thereby. The party claiming indemnification shall have the right to participate jointly with the indemnifying party in the defense of any claim, demand, suit or other proceeding in connection with which such claim for indemnification is made, and no such claim, demand, suit or other proceeding may be settled or otherwise compromised without the consent of both such parties.

    (e) For purposes of this Section, Warrantech and Houston General shall not be considered affiliates or agents for each other.

12. TERMINATION

    (a) Effective Date. This Agreement shall take effect as of 12:01 a.m. Standard Time on November 1, 1995, at the location of Houston General's office in Fort Worth, Texas, and shall be and remain in full force and effect unless and until written notice of non-renewal, cancellation, or termination is given by either party, as provided below.

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    (b)  Automatic Renewal.  At the conclusion of the initial term hereof, this
         Agreement shall renew automatically for an additional one (1) year term unless either party shall have provided to the other with written notice of non-renewal. Such written notice shall be given not less than ninety (90) days nor more than one hundred twenty days (120) days before the date five (5) years from the Effective Date.

    (c) Policies. Any cancellation or non-renewal of the Policies, pursuant to the terms therein, shall automatically terminate this Agreement. Any notice of such cancellation or non-renewal of the Policies shall constitute sufficient notice of termination of this Agreement under this Section.

    (d) Nonpayment of Premium. This Agreement may be terminated by Houston General upon ten (10) days advance notice for nonpayment of any of the Net Premium by Warrantech; provided, however, that if the failure to pay such Premium when due resulted from clerical or an inadvertent error by Warrantech, then the cancellation otherwise effected shall be rescinded provided that any delinquent Net Premium is paid by Warrantech within ten (10) days of Warrantech's receipt of notice of termination under this paragraph.

    (e) Events of Termination by Either Party. Either party may terminate this Agreement upon sixty (60) days written notice to the other upon the occurrence of any of the following events (if such events have not been cured within the sixty (60) day period following such notice):
         (i) the other party shall fail to perform any of its obligations and agreements under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement between such parties; (ii) if any warranty or representation of the other party contained herein or in any financial data, document or agreement delivered in connection herewith shall prove to be false or misleading in any material respect; or (iii) if the other party suspends transaction of its business; or if the other party shall not pay its debts as they mature or shall make a general assignment for the benefit of its creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the other party federal bankruptcy law or under any sate or federal law for the relief of creditors shall be commenced by or against the other party; or receiver, trustee or custodian shall be appointed for the other party or for a substantial portion of its properties or assets.

    (f) Events of Termination at Election of Houston General. Houston General may terminate this Agreement upon thirty (30) days written notice to Warrantech upon the occurrence of any of the following events (if such events have not been cured by Warrantech within the thirty (30) day period following such notice): (i) if Warrantech fails throughout the term of this Agreement to

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         disclose to Houston General those facts known to Warrantech that might materially or adversely effect Houston General's judgment in evaluating the acceptability of the Policy(ies) written under this Agreement or the continuation or renewal of such Agreement; or (ii) if Warrantech fails to notify Houston General, in writing, within ten
         (10) days if there is a change in (a) ownership of ten percent (10%) or more of the outstanding stock of Warrantech, its parent or consumer product subsidiaries and/or (b) any officer ranked Senior Vice President or above.

    (g) Obligations upon Termination. Upon any termination or cancellation of this Agreement in accordance with this Section, Warrantech and Houston General agree to continue to perform all functions and obligations required by this Agreement as if this Agreement were in full force in effect with respect to all Certificates with an effective date prior to the termination of this Agreement and during the effective date of the Policies in effect with respect to their Programs pursuant to which such Certificates were issued. Such obligations shall include the payment of amounts due to any party in connection with the purchase or cancellation of such Certificates. The obligations of the parties under this paragraph shall continue until such Certificates have expired or been cancelled and all Claims thereunder have been paid or until a mutually acceptable arrangement for the fulfillment of such obligations is evidenced by a written agreement of the parties. Upon any termination of this Agreement, Warrantech shall provide to Houston General within ninety (90) days of such termination, a complete list of all Certificates which Warrantech asserts are covered by this paragraph.

    (h) Survival. The provisions of Sections 10, 11, and 13 of this Agreement shall survive and remain in effect following any termination, cancellation, non-renewal or expiration of this Agreement.

13. ARBITRATION

    (a) Initiation of Proceedings. The parties shall submit to binding arbitration by a board of three arbitrators any dispute, question or controversy arising under this Agreement or arising out of or relating to the transactions contemplated by the Agreement. Any such arbitration shall be conducted at Forth Worth, Texas. Either party may initiate the arbitration, by notice in writing to the other party, setting forth the nature of the dispute, the amount involved, if any, and the remedy sought. Any party desiring to initiate arbitration shall serve a written notice of intention to arbitrate to the other party and to the American Arbitration Association office in or closest to Forth Worth, Texas within one hundred eighty (180) days after a dispute has risen. A dispute is deemed to have arisen upon receipt of written demand via Certified Mail, Return Receipt Requested. Failure to serve a notice of intention to arbitrate

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         within the time specified above shall be deemed a waiver of the notifying party's right to compel arbitration of such claim. Such written notice of intention to arbitrate may be informal and need not comply with Rule 6 of the American Arbitration Association. The issue of waiver pursuant to this paragraph is an arbitrable issue.

    (b) Arbitrators; Discovery; Rules. The board of three arbitrators shall be appointed promptly upon written application of the initiating party, and shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the dispute arises. All of the arbitrators shall be members of the American Arbitration Association. Depositions may be taken and other discovery obtained in any arbitration under this Agreement. The board of arbitrators appointed hereunder shall conduct the arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect.

    (c) Award Binding. The award of the arbitrators shall be final and binding upon the parties and the judgment thereon may be entered in any court having jurisdiction.

    (d) Statutes of Limitations. All statues of limitations which would otherwise be applicable shall apply to any arbitration proceeding hereunder. The statute of limitations shall toll upon receipt of the written demand required under Paragraph 13(a) above.

    (e) Survival of Provisions. The provisions of this section shall survive any termination, amendment, or expiration of this Agreement, unless all the parties otherwise expressly agree in writing.

    (f) Attorney's Fees. The arbitrators, or a majority of them, shall award attorney's fees and costs to the prevailing party.

    (g) Venue. Venue of any arbitration proceeding hereunder will be in Tarrant County, Texas.

    (h) Expenses. Subject to paragraph (f) above, each party shall bear its own expenses in connection with preparation for the presentation of its case at the arbitration proceedings. The fees and expenses of the arbitrators and all other expenses of the arbitration (except those referred to in the preceding sentence) shall be borne equally by the parties to such arbitration.


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14. GENERAL PROVISIONS

    (a) Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of Texas.

    (b) Notices. All notices to either party of this Agreement shall be in writing and sent to the other party by Certified Mail, Return Receipt Requested, and addressed to such party at the address set forth above. Any such notice shall be deemed effective upon actual receipt. Each party shall give the other party prompt written notice of any change in address.

    (c) No Waiver. Except as set out in Paragraph 13(a) above, if either Warrantech or Houston General fails to insist on strict Compliance with this Agreement or fails to exercise any rights under this Agreement, such failure will not be a waiver of any right or provision of this Agreement. Nor will such failure prevent either Warrantech or Houston General from insisting on strict compliance with this Agreement or exercising such right in the future.


    (d) Entire Understanding. This Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings among the parties, if any.

    (e) Assignment. This Agreement is binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may, without the written consent of the others, assign any rights, powers, duties or obligations hereunder.

    (f) Amendment. This Agreement may not be modified, amended or altered except by an agreement in writing executed by all parties hereto.

    (g) Headings. Section headings are for convenience of reference only and do not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


HOUSTON GENERAL INSURANCE                             WARRANTECH CONSUMER
COMPANY                                               PRODUCT SERVICES, INC.

By: /s/ Berkley E. Hammond, Jr.                       By: /s/ Bernard J. White
   ----------------------------                          ---------------------

Its: Vice President                                   Its: V.P. Finance/ CFO
    ------------------------                              ---------------------

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                                      EXHIBIT A
                                Claims Administration

This Exhibit A forms a part of that certain Administrator Agreement - Consumer Products between Houston General and Warrantech made effective November 1, 1995, and is governed by the terms and conditions therein.


A.  PROVISIONS OF CLAIMS SERVICES.

    1. Warrantech will provide those claim services as are set forth in paragraph 2. below (the "Basic Services"), with respect to any Claims made under or Certificates covered by the Policies to which this Agreement applies and which Claims: (i) involve an actual or alleged loss occurring under such Certificate; and (ii) are reported to Warrantech while a Certificate is in effect with respect to the Program pursuant to which such Policy was issued.

    2. The Basic Services to be rendered by Warrantech with respect to any Claims shall be the following:

         a. To establish a file with respect to each Claim in accordance with the instructions set fort in Client Instructions below.

         b.   To investigate all Claims

         c. To document each Claim file with a written chronology of all actions taken with respect to the underlying Claim, including but not limited to disbursements.

         d. To furnish all claim forms necessary for proper Claims administration.

         e. To adjust, compromise, settle, or resist all Claims within the discretionary settlement Authority Limit of Warrantech as set forth below.

         f. To adjust, settle or resist Claims in excess of the Authority Limit only with the express prior approval of Houston General.

         g. To retain and then destroy files for each Claim in accordance with the Claim File Retention Policy set forth in the Client Instructions below.

         h. To provide Houston General, (or its designated representative) on or about the twenty-fifth (25th) day of each month with monthly claims file in a format and with data elements prescribed by Houston General.

    3. Subject to the other provisions of this Agreement below, Warrantech will provide the Basic Services with respect to all Claims for long as and until each Claim shall have been paid or until, in the opinion of Warrantech and Houston General, Houston General shall have no further liability therefore.

    4. Houston General reserves the right to assume at its own expense the control and handling of any Claim at any time, and Warrantech agrees to deliver promptly the Claim file to Houston General with Houston General may request, as well as funds accrued for the purpose of paying the claim.

    5. In the event any governmental or regulatory agency should contact Warrantech for any reason with respect to any Claim (except for ordinary and customary contact not in the nature of a complaint), Warrantech agrees to notify Houston General promptly in writing in the nature for such communication and, if the communications is in writing, Warrantech shall send Houston General a copy thereof.

    6. Houston General reserves the right to require Warrantech to obtain its prior written approval before retaining any attorney for any matter related to any Claim.

    7. Warrantech will maintain a "suit log" consisting of the following entries each suit received: Name of Service Plan Certificate Holder, name of Dealer, name of repair facility, Claim number, name of plaintiff(s), name of plaintiff(s) attorney, name of defendant(s), court in which suit filed, date of suit filed, date of service on agent, name of defense attorney, and date of defense counsel enters appearance.

    8. Warrantech will use its best efforts to keep abreast of all governmental, regulatory and matters of compliance concerning the investigation, settlement and defense of consumer warranty Claims and will use its best efforts to ensure that it is in compliance with these requirements.

B.  CLAIMS FUNDS

    1. Houston General shall open a checking account (the "Claims Account") at the bank, or other financial institution for the purpose of issuing payment of losses for Claims under the Policy. The Claims Account shall be designated and titled so as to be identified as being for the exclusive use of paying valid Claims made under Houston General's Policy.

    2. Warrantech shall be responsible for issuing checks on the Claims Account in payment of valid losses incurred under Houston General's Policy. Warrantech shall be the custodian of checks to be drawn on the Claims Account and shall exercise the controls necessary to ensure the safety and security of these checks. Warrantech shall have on hand, at all times during the term of this

         Agreement and during any run off after termination, at least a six (6) months' supply of checks for the Claims Account.

C.  PAYMENT OF CLAIMS

    1. Warrantech will adjust Claims, and issue checks in payment of Claims in accordance with the terms and provisions of this Agreement.

    2. Warrantech will provide Houston General the check numbers issued and the amounts of checks issued for time periods specified by Houston General.

D. REPRESENTATION OF WARRANTECH. Warrantech represents and warrants to Houston General as follows:

    1. It is licensed as required under and shall comply with all applicable federal, state and local governmental laws, rules, regulations and orders necessary to the performance of its claims duties under this Agreement.

                                 CLIENT INSTRUCTIONS

    1. Warrantech will maintain a "Claim Record" to include all pertinent information, including but not limited to, entries as follows: date reported, name of Service Plan Certificate Holder, name of Dealer, date of loss and Claim number.

    2. Warrantech will pursue recovery from sale of salvageable items, and maintain a "Salvage Log" to include entries as follows: date of entry, Claim number, name of Service Plan Certificate Holder, name of Dealer, date of loss, amount of loss paid, amount recovered and date closed.

         [PARAGRAPH 3 HAS BEEN REDACTED AND FILED SEPARATELY AS PART OF A CONFIDENTIALITY REQUEST WITH THE COMMISSION.]

    4. Warrantech will promptly report all litigation arising from the Policy bound or written under this Agreement to the Company upon first notice of suit.


                                   AUTHORITY LIMIT

         [THIS PARAGRAPH HAS BEEN REDACTED AND FILED SEPARATELY AS PART OF A CONFIDENTIALITY REQUEST WITH THE COMMISSION.]

                                 CLAIM FILE RETENTION

         Warrantech will store closed files for six (6) years from date of closure.


HOUSTON GENERAL INSURANCE                   WARRANTECH CONSUMER
COMPANY                                     PRODUCT SERVICES, INC.

By: /s/ Berkley E. Hammond, Jr.                       By: /s/ Bernard J. White
   ----------------------------                          ---------------------



Its: Vice President                                   Its: V.P. Finance/ CFO
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